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                                  EXHIBIT 23.2



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                        CONSENT OF INDEPENDENT AUDITORS




We consent to incorporation by reference in the Registration Statement of FNB Financial Services Corporation on Form S-8 relating to the FNB Financial Services Corporation Employees' Savings Plus and Profit Sharing Plan of our report dated January 22, 1997, relating to the consolidated balance sheets of FNB Financial Services Corporation and Subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the 1996 Annual Report of FNB Financial Services Corporation.

We consent to the incorporation by reference in the Registration Statement of FNB Financial Services Corporation on Form S-8 relating to the FNB Financial Services Corporation Employees' Savings Plus and Profit Sharing Plan of our report dated June 13, 1997, relating to the statements of net assets available for benefits of the FNB Financial Services Corporation Employees' Savings Plus and Profit Sharing Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits with fund information for each of the years in the three-year period ended December 31, 1996, which report appears in the 1996 Annual Report on Form 11-K of FNB Financial Services Corporation Employees' Savings Plus and Profit Sharing Plan.


                                        /s/ CHERRY, BEKAERT & HOLLAND, L.L.P.



Reidsville, North Carolina
June 13, 1997